Exhibit 99.1

Northern Oil and Gas, Inc. Announces Closing of Reliance Marcellus Acquisition

MINNEAPOLIS (BUSINESS WIRE) - April 6, 2021 - Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern”) announced today that it closed on its previously announced acquisition of properties owned by Reliance Marcellus, LLC on April 1, 2021.

HIGHLIGHTS

•	Extends Northern’s non-operated model to Appalachia – the leading US natural gas basin – and creates a national non-operated franchise, diversified by region and commodity mix

•	Northern paid closing consideration of $120.9 million in cash (including previously paid deposit), which is subject to final post-closing settlement, and 3.25 million common stock warrants

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The cash closing payment was funded with borrowings under Northern’s revolving credit facility, which had $263.0 million of outstanding borrowings as of March 31, 2021, prior to funding the closing, a reduction of $24.0 million from the previously announced balance as of March 11, 2021

•	2021 guidance reiterated for the acquired assets, including production of 75-85 MMcfpd and $20-25MM of CAPEX

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Northern has hedged approximately 66% of forecasted remaining 2021 PDP gas production on the acquired assets at an average price of $3.00/MMbtu and 36% of forecasted Q1:2022 PDP gas production at an average price of $3.17/MMbtu

MANAGEMENT COMMENTS

“We are pleased to have closed this transformational acquisition, which enhances our high-return national non-operated business model with a key move into the Marcellus,” commented Nick O’Grady, Northern’s Chief Executive Officer. “Furthermore, this transaction and our recent balance sheet advancements have positioned Northern as the natural consolidator of non-operated assets. With the Board and Management’s substantial ownership of Northern’s equity, we will only entertain transactions that clearly add immediate shareholder value and are accretive to our free cash flow and future dividend potential.”

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with a core area of focus in the premier basins within the United States. More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations and industry conditions are forward-looking statements. When used in this press release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward looking statements, including the following: changes in crude oil and natural gas prices; the pace of drilling and completions activity on Northern’s properties and properties pending acquisition; Northern’s ability to acquire additional development opportunities; potential or pending acquisition transactions; changes in Northern’s reserves estimates or the value thereof; disruptions to Northern’s business due to acquisitions and other significant transactions; general economic or industry conditions, nationally and/or in the communities in which Northern conducts business; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; Northern’s ability to raise or access capital; changes in accounting principles, policies or guidelines; financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products and prices; and the COVID-19 pandemic and its related economic repercussions and effect on the oil and natural gas industry. Additional information concerning potential factors that could affect future financial results is included in the section entitled “Item 1A. Risk Factors” and other sections of Northern’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Northern’s actual results to differ from those set forth in the forward looking statements. Northern has based these forward-looking statements on its current expectations and assumptions about future events.

While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Mike Kelly, CFA

Chief Strategy Officer

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc